WASHINGTON TRUST BANCORP, INC. INSIDER TRADING PROCEDURES I. Purpose To comply with federal and state securities laws governing insider trading, Washington Trust Bancorp, Inc. (the “Bancorp”) and its subsidiaries, which together are referred to as the “Corporation” in this addendum, have adopted these Insider Trading Procedures as an addendum to the section titled Insider Trading of the Code of Ethics and Standards of Personal Conduct (the “Insider Trading Statement”). These Insider Trading Procedures govern securities trading by all directors and executive officers, and certain designated employees who in the ordinary course of the performance of their duties have access to material, nonpublic information regarding the Corporation (collectively, “Insiders”). The purpose of these Insider Trading Procedures is to establish guidelines and procedures for transactions involving the Bancorp’s securities involving Insiders for the protection of the Corporation and its directors, officers and employees. Please see the Insider Trading Statement for a description of prohibited activities and a discussion of what constitutes “material” and “nonpublic” information. Any Insiders who are unsure whether the information that they possess is material or nonpublic should consult the Insider Trading Compliance Officer for guidance. II. Scope These Insider Trading Procedures regulate securities trades by:  Insiders;  An Insider’s spouse, child, parent, significant other or other family member, in each case, living in the same household;  All trusts, family partnerships and other types of entities formed for the benefit of the Insider or the Insider’s family members over which the Insider has the ability to influence or direct investment decisions concerning securities;  All persons who execute trades on behalf of the Insider; and  All investment funds, trusts, retirement plans, partnerships, corporations and other types of entities over which the Insider has the ability to influence or direct investment decisions concerning securities. The Corporation will determine which employees, officers and directors are deemed to be Insiders for the purpose of these Insider Trading Procedures. The persons and entities covered by clauses (ii) through (v) above are hereinafter referred to as “Affiliated Persons”. Insiders are responsible for ensuring compliance with these Insider Trading Procedures and the Insider Trading Statement by all of their Affiliated Persons. Unless the context otherwise requires, references to “Insiders” in these Insiders Trading Procedures refer collectively to Insiders and their Affiliated Persons. These Insider Trading Procedures apply to any and all transactions in the Bancorp’s securities, including its common stock, options to purchase common stock, any other type of securities that the Bancorp may issue (such as preferred stock, convertible debentures, warrants, exchange-traded options or other derivative securities), and any derivative securities that provide the economic equivalent of ownership of any of the Bancorp’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Bancorp’s securities. The special trading restrictions set forth in these Insider Trading Procedures continue to apply to Insiders following the termination of any such Insider’s service to or employment with the Corporation until the later of (a)

Page 2 any material, nonpublic information possessed by such Insider has become public or is no longer material; or (b) 90 days following termination of service or employment. III. Insider Trading Compliance Officer The Corporation has designated Kristen L. DiSanto, Senior Executive Vice President, as its insider trading compliance officer (the “Insider Trading Compliance Officer”). The Insider Trading Compliance Officer will review and either approve or prohibit all proposed trades by Insiders, consulting with the Corporation’s other officers and/or outside legal counsel as needed. Ronald S. Ohsberg, Senior Executive Vice President, will approve Ms. DiSanto’s trades and act as Insider Trading Compliance Officer in Ms. DiSanto’s absence. IV. Special Trading Restrictions And Procedures In addition to the restrictions on trading in Bancorp securities set forth in the Insider Trading Statement, Insiders are subject to the following special trading restrictions and procedures: 1. Trading Restrictions Applicable To Insiders a) No Trading Except During Trading Windows. No Insider may trade in Bancorp securities outside of the applicable “trading windows” as described in Section IV.2 except as specifically permitted hereafter. b) All Trades Must be Pre-cleared by the Insider Trading Compliance Officer. No Insider may trade in Bancorp securities unless the trade has been approved by the Insider Trading Compliance Officer in accordance with the procedures set forth in Section IV.3. c) No Short Sales. No Insider may at any time sell any securities of the Bancorp that are not owned by such Insider at the time of the sale (a “short sale”). d) No Purchases or Sales of Derivative Securities without Pre-Approval. No Insider may buy or sell puts, calls, other derivative securities of the Bancorp or any derivative securities that provide the economic equivalent of ownership of any of the Bancorp’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Bancorp’s securities, at any time unless such transaction has been approved by the Audit Committee of the Board of Directors. Any request for approval of such a derivative transaction by an Insider must be submitted to the Audit Committee in writing at least two (2) weeks prior to the proposed execution of documents evidencing the transaction. Any such request submitted by an Insider will be considered by the Audit Committee on a case-by-case basis and, if permitted, shall be subject to all of the other restrictions on trading in the Bancorp’s securities set forth in these Insider Trading Procedures. e) No Bancorp Securities Subject to Margin Calls. No Insider may use the Bancorp’s securities as collateral in a margin account. f) No Pledges without Pre-Approval. No Insider may pledge Bancorp securities as collateral for a loan (or modify an existing pledge) unless the pledge has been approved by the Audit Committee of the Board of Directors. Any request for approval of such a pledge by an Insider must be submitted to the Audit Committee in writing at least two (2) weeks prior to the proposed execution of documents evidencing the proposed pledge. Any such request submitted by an Insider will be considered by the Audit Committee on a case-by-case basis and, if permitted, shall be subject to all of the other restrictions on trading in the Bancorp’s securities set forth in these Insider Trading Procedures. g) Gifts Subject to Same Restrictions as All Other Securities Trades. No Insider may give or make any other transfer of Bancorp securities without consideration (e.g., a gift) during a period when the Insider is not permitted to trade.

Page 3 h) No Hedging or Monetization Transactions. No Insider may purchase or sell, or make any offer to purchase or offer to sell, derivative securities relating to Bancorp’s securities, such as exchange traded options to purchase or sell the Bancorp’s securities (so called “puts” and “calls”) or financial instruments that are designed to hedge or offset any decrease in the market value of the Bancorp’s securities (including but not limited to prepaid variable forward contracts, equity swaps, collars and exchange funds). 2. Trading Windows The quarterly announcement of the Corporation’s financial results almost always has the potential to have a material effect on the market for the Bancorp’s securities. From time to time, other material, nonpublic developments may arise that also may impact the market for the Bancorp’s securities. Although an Insider may not know the specifics of the financial results or development, if an Insider engages in a trade before such information is disclosed to the public or resolved, such trades may give an appearance of impropriety that could subject the Insider and the Corporation to a charge of insider trading that could be costly and difficult to refute, and result in adverse publicity. Therefore, subject to limited exceptions, Insiders may trade in Bancorp securities only during trading windows and then only after obtaining pre-clearance from the Insider Trading Compliance Officer in accordance with the procedures set forth in Section IV.3. Unless otherwise advised, the trading windows consist of the periods that begin after the market close on the second full trading day following the Corporation’s issuance of a press release (or other method of broad public dissemination) announcing its quarterly or annual earnings and end at the close of business on the sixteenth day before the end of the then-current quarter. Insiders may be allowed to trade outside of a trading window only:  Pursuant to a pre-approved Rule 10b5-1 Plan as described in Section IV.4; or  In accordance with the procedure for waivers described in Section V. 3. Pre-Clearance Procedures For Approving Trades By Insiders No Insider may trade in Bancorp securities until: a) The Insider has notified the Insider Trading Compliance Officer of the amount and nature of the proposed trade(s) using the Stock Transaction Request form attached to these Insider Trading Procedures or other form approved by the Insider Trading Compliance Officer; b) the Insider has certified to the Insider Trading Compliance Officer in writing prior to the proposed trade(s) that (i) the Insider is not in possession of material, nonpublic information concerning the Corporation; and (ii) to the Insider’s best knowledge, the proposed trade(s) does not violate the trading restrictions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or Rule 144 of the Securities Act of 1933, as amended; and c) The Insider Trading Compliance Officer or his or her designee has approved the trade(s). The Insider Trading Compliance Officer does not assume the responsibility for, and approval from the Compliance Officer does not protect the Insider from, the consequences of prohibited insider trading. Additional Information. Insiders shall provide to the Insider Trading Compliance Officer any documentation reasonably requested by him or her in furtherance of the foregoing procedures. Any failure to provide such requested information will be grounds for denial of approval by the Insider Trading Compliance Officer. No Obligation to Approve Trades. The existence of the foregoing approval procedures does not in any way obligate the Insider Trading Compliance Officer to approve any trade requested by Insiders. The Insider Trading Compliance Officer may reject any trading request at his or her sole reasonable discretion. From time to time, an

Page 4 event may occur that is material to the Corporation and is known by only a few directors or executives. So long as the event remains material and nonpublic, the Insider Trading Compliance Officer may determine not to approve any transactions in the Bancorp’s securities. If an Insider requests clearance to trade in the Bancorp’s securities during the pendency of such an event, the Insider Trading Compliance Officer may reject the trading request without disclosing the reason. Completion of Trades. After receiving written clearance to engage in a trade signed by the Insider Trading Compliance Officer, an Insider must complete the proposed trade within five (5) business days or make a new trading request. Post-Trade Reporting. Any transactions in the Bancorp’s securities by an Insider (including transactions effected pursuant to a Rule 10b5-1 Plan) must be reported to the Insider Trading Compliance Officer on the same day in which such a transaction occurs. Individuals who are subject to Section 16 reporting should also notify the Corporation’s insider reporting team. Compliance is imperative to ensure timely reporting within two (2) business days as required. The sanctions for noncompliance with this reporting deadline include mandatory disclosure in the Corporation’s proxy statement for the next annual meeting of shareholders, as well as possible civil or criminal sanctions for chronic or egregious violators. 4. Exemption from Certain Trading Restrictions: Pre-approved Rule 10b5-1 Trading Plan Rule 10b5-1 of the Exchange Act provides an opportunity for Insiders to establish arrangements to trade in Bancorp securities outside of the trading windows, even when in possession of material, nonpublic information. Under Rule 10b5-1(c), there is an affirmative defense or “safe harbor” from insider trading liability under the federal securities law. The Rule 10b5-1(c) safe harbor is available to the Corporation’s employees, officers, and directors who make purchases, sales, gifts or other transfers of securities pursuant to a trading “plan” that meets the requirements of the rule. A plan that meets the requirements of the Rule 10b5-1(c) safe harbor is referred to herein as a “Trading Plan.” Transactions effected pursuant to a pre-approved Trading Plan will not be subject to the Corporation’s trading windows or pre-clearance procedures. Requirements for Adopting a Trading Plan for the Corporation’s securities. The Corporation allows Insiders to enter into Trading Plans, but only if those plans are pre-approved in writing by the Insider Trading Compliance Officer. The Insider Trading Compliance Officer is responsible for approving any Trading Plan as to its form. All Trading Plans (and any amendment to, modification of, or termination of such plan) must comply with Rule 10b5-1 and must meet the following minimum conditions: a) Plan and Approval. Each Trading Plan proposed to be entered into by an Insider must be approved in writing by the Insider Trading Compliance Officer prior to its effective date. The Trading Plan must be in writing and signed by the Insider. The Trading Plan must include a written representation by the Insider that he/she is not aware of any material nonpublic information concerning the Corporation and that he/she is adopting the Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) and Rule 10b-5 of the Exchange Act. A copy of the Trading Plan will be retained in the Corporation’s records. b) Timing and Term of Plan. Each Trading Plan used by an Insider must be adopted (a) when the trading window for the Insider is open under the Insider Trading Policy; and (b) when the Insider does not otherwise possess material nonpublic information about the Corporation. Except with the prior written approval of the Insider Trading Compliance Officer, each Trading Plan entered into by any Insider of the Corporation must be structured to remain in place for at least one year; provided, however, a Trading Plan may be less than one year in duration if the plan solely covers either (i) stock options expiring within one year, or (ii) selling of a portion of the shares upon vesting of restricted stock units in order to primarily cover estimated applicable tax liability. Except with the prior written

Page 5 approval of the Insider Trading Compliance Officer, each Trading Plan entered into by any Insider must be structured to remain in place no longer than two years after the effective date of such plan. c) Timing of Plan Amendment and Modification; Termination of Plans. Trading Plans may be amended or modified only (i) when the trading window for the Insider is open under the Insider Trading Policy; (ii) when the Insider does not possess material nonpublic information about the Corporation; and (iii) with the written approval of the Insider Trading Compliance Officer. Trading Plans may be terminated only (x) when the trading window for the Insider is open under our Insider Trading Policy; (y) when the Insider does not possess material nonpublic information about the Corporation; and (z) with the written approval of the Insider Trading Compliance Officer. d) Delayed Effectiveness of Adoption or Amendment/Modification. Each Trading Plan used by an Insider must include a “cooling off’ period prior to the first trade.  Directors and Executives who are subject to Section 16 reporting of transactions in the Corporation’s securities: Trading Plan must provide that the first transaction executed pursuant to the Trading Plan may not occur until after the period beginning on the date the Trading Plan is effective and ending on the later of (i) the 90th day after adoption or amendment of the plan and (ii) two business days following the disclosure of the Corporation’s financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted, amended or modified. With respect to the period described in clause (ii), the required cooling off period need not exceed 120 days.  Insiders who are not executive officers or directors: The Trading Plan must provide that the first transaction executed pursuant to the Trading Plan may not occur until 30 days following the adoption, amendment or modification of the Trading Plan, as applicable. e) Relationships with Plan Broker/Administrator; No Subsequent Influence. Each Trading Plan used by an Insider must provide that the Insider may not communicate any material nonpublic information about the Corporation to the broker or other third party administering the Trading Plan, or attempt to influence how the broker or such party executes (or exercises its discretion in executing) orders or other transactions under the Trading Plan in any way. f) Plan Specifications; Discretion Regarding Transactions Under the Plan. The Trading Plan must authorize the broker or other third party administering the plan to effect the transactions called for by the plan without any control or influence by the Insider. The Trading Plan must specify the material parameters for the transactions to be effected under the plan. For example, for a plan that will provide for the purchase or sale of stock, the plan must specify the amount of stock to be purchased or sold during specified time periods and the price at which such stock is to be purchased or sold, or the plan may specify or set an objective formula (e.g., stock price thresholds) for determining the price and amount of stock to be purchased or sold during specified time periods. The Insider Trading Compliance Officer may require that the specified time periods contained in the Trading Plan during which sales could occur shall not coincide with the specified time periods in similar Trading Plans adopted by other insiders (e.g., to avoid a particular part of a quarter when earnings will be released), or make other arrangements (such as sale volume limitations) to avoid a large number of sales occurring simultaneously or to comply with any required Corporation policy regarding stock ownership. g) Only One Plan in Effect at Any Time. Unless otherwise approved by the Insider Trading Compliance Officer in situations where having multiple plans in place at one time is permissible under the provisions of Rule 10b5-1, an Insider may have only one Trading Plan in effect at any time. However, an Insider may adopt a new Trading Plan to replace an existing Trading Plan before the scheduled termination date of such existing Trading Plan so long as the new Trading Plan does not become

Page 6 effective prior to the completion of expiration of transactions under the existing Trading Plan, in all cases consistent with Rule 10b5-1, and the new Trading Plan must comply with the cooling off period and other requirements of this Policy. In addition, an Insider may have in place an additional Trading Plan in connection with sell-to-cover transactions as necessary to satisfy tax withholding obligations incident to the vesting of a compensatory award from the Corporation such as restricted stock, restricted stock units or stock appreciation rights and where the Insider does not control the timing of such sales. h) Limitations on Single Trade Plans. During any 12-month period, an Insider may only enter into one Trading Plan that is designed to effect the purchase or sale or other transfer of the total amount of the Corporation’s securities covered by the Trading Plan in a single transaction; provided, however, an Insider may have in place an additional non-concurrent single-trade Trading Plan during this same 12- month period in connection with sell-to-cover transactions as necessary to satisfy tax withholding obligations incident to the vesting of a compensatory award from the Corporation such as restricted stock, restricted stock units or stock appreciation rights and where the Insider does not control the timing of such sales. i) Suspensions. Each Trading Plan used by an Insider must provide for suspension of transactions under such plan if legal, regulatory or contractual restrictions are imposed on the Insider, or other events occur, that would prohibit transactions under such plan. j) Compliance with Rule 144. Each Trading Plan used by an Insider must provide for specific procedures to comply with Rule 144 under the Securities Act of 1933, as amended, including the filing of Form 144. k) Broker Obligation to Provide Notice of Trades. For executive officers and members of the board of directors of the Corporation, each Trading Plan must provide that the broker will provide notice of any transactions under the Trading Plan to the Insider and the Corporation no later than the close of business on the day of the transaction. l) Insider Obligation to Make Exchange Act Filings. Each Trading Plan must contain an explicit acknowledgement by such Insider that all filings required by the Exchange Act, as a result of or in connection with transactions under such plan, are the sole obligation of such Insider and not the Corporation. m) Required Footnote Disclosure. Insiders must footnote all trades disclosed on Form 144 and comply with any checkbox requirement on Form 4 to indicate that the trades were made pursuant to a Trading Plan. 5. Employee Benefit Plans Exercise of Stock Options. The trading prohibitions and restrictions set forth in these Insider Trading Procedures do not apply to the exercise of an option to purchase securities of the Bancorp if payment of the exercise price is made in cash; however, the securities acquired upon such stock option exercise are subject to all of the requirements of the Insider Trading Policy including adherence to trading windows and pre-clearance procedures (i.e., a stock option can be exercised during a blackout period through a cash purchase, but the shares acquired from such exercise still cannot be sold during a blackout period except under a Rule 10b5-1 Plan). Tax Withholding on Restricted Stock, Restricted Stock Units or Performance Share Units. The trading prohibitions and restrictions set forth in these Insider Trading Procedures do not apply to the withholding by the Bancorp of shares to satisfy applicable tax withholding requirements upon vesting (or if later, distribution of shares) of restricted stock, restricted stock units or performance share units if such withholding is required by the applicable plan or award agreement.

Page 7 Dividend Reinvestment Plan (“DRIP”). The trading prohibitions and restrictions set forth in these Insider Trading Procedures do not apply to purchases of Bancorp securities resulting from the reinvestment by Insiders of dividends paid on Bancorp securities. Such prohibitions and restrictions do apply, however, to voluntary purchases of Bancorp securities resulting from additional contributions by Insiders to the DRIP, and to elections by Insiders to participate in the DRIP or change the level of such participation. The Insider Trading Procedures also apply to sales by Insiders of Bancorp securities purchased pursuant to the DRIP. V. Waivers A waiver of any provision of these Insider Trading Procedures in a specific instance may be authorized in writing by the Insider Trading Compliance Officer or his or her designee, and any such waiver shall be reported to the Corporation’s Board of Directors. VI. Acknowledgement Upon first receiving a copy of these Insider Trading Procedures, each Insider must acknowledge that he or she has received a copy and agrees to comply with the terms of the Insider Trading Procedures and Insider Trading Statement. Periodically, Insiders will be required to re-acknowledge the Insider Trading Procedures and Insider Trading Statement (including any amendments or modifications). For such purpose, an Insider will be deemed to have acknowledged and agreed to comply with the Insider Trading Procedures and Insider Trading Statement when copies of such items have been delivered to the Insider by regular or electronic mail (or other delivery option used by the Corporation), unless the Insider objects in a written statement received by the Insider Trading Compliance Officer within two (2) business days of such delivery. This acknowledgment will constitute consent for the Corporation to impose sanctions for violation of the Insider Trading Statement or Insider Trading Procedures and to issue any necessary stop-transfer orders to the Corporation’s transfer agent to ensure compliance. VII. Contact Information Any of the following individuals may be contacted for assistance in complying with this Policy. Contact Phone To Obtain Pre-clearance or For Any Questions Regarding the Insider Trading Policy For Assistance with Stock Option Exercises or Assistance with Form 144 Filings To Report a Section 16 Insider Transaction to be filed on Forms 3, 4, and 5 Kristen L. DiSanto 401-348-1204 Primary X X Harmony E. Nadolny 401-348-1303 X Primary Primary Ronald S. Ohsberg 401-348-1473 X Elizabeth A. Musgrave 401-348-1459 X X X Colleen Kelley 401-348-1567 X Alternative e-mail contact for reporting Section 16 Insider Transactions: insiderreporting@washtrust.com (Please be sure that you receive confirmation that the insider reporting team received your email message and filed your Form 4.) Failure to observe these Insider Trading Procedures and the Insider Trading Statement could lead to significant legal problems, and could have other serious consequences, including termination of employment. Questions regarding the Insider Trading Policy may be directed to the Insider Trading Compliance Officer. Date of Board of Directors Approval: November 20, 2025